Exhibit 3(a)

RESTATED CERTIFICATE OF INCORPORATION

OF

EQUUS II INCORPORATED

Equus II Incorporated, a Delaware corporation, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following restatement of the Certificate of Incorporation of the Corporation:

First: The name of the Corporation is

EQUUS II INCORPORATED

Second: The registered office of the Corporation in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business, objects and purposes to be transacted, promoted or carried on by the Corporation are:

(1) To elect to operate, and to operate as a business development company under the Investment Company Act of 1940 (the “1940 Act”), and

(2) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock” The total number of shares which this Corporation shall have authority to issue is 15,000,000. The number of shares of Common Stock authorized to be issued shall be 10,000,000 having a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued shall be 5,000,000 having a par value of $.001 per share.

A. No holder of Common Stock or Preferred Stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation or of the number of its shares, or of bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation or of any stock of the Corporation purchased by it or its nominee or nominees or other securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise.

B. The holders of Common Stock shall have the right to one vote per share on all questions to the exclusion of all other classes of stock, except as by law expressly provided or as otherwise herein expressly provided with respect to the holders of any other class or classes of stock. The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends and distributions, excluding the right to receive a stock certificate for any fractional shares.

C. The Board of Directors is authorized, subject to any applicable requirements of the 1940 Act, by resolution or resolutions to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and the distinctive designation of that series;

(2) The dividend rights and dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in cash on redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(8) Any other relative rights, preferences and limitations of that series; or

(9) Any or all of the foregoing terms.

D. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock created thereby, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors of the Corporation. Should the number of shares of any series be so decreased, the shares constituting such decrease shall resume the status which they had prior to adoption of the resolution originally fixing the number of shares of such series.

E. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred stock and may be reissued as a part of the series of which they were originally a part or may be reclassified or reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred stock, all subject to the conditions or restrictions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock and to any filing required by law.

Fifth: A. The name and mailing address of the incorporator is as follows:

Name	Mailing Address
John T. Unger	1600 First Interstate Bank Plaza Houston, Texas 77002

B. The name and mailing address of each person who is to serve as a director of the Corporation until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

Name	Mailing Address
Sam P. Douglass	2929 Allen Parkway, Ste. 2500 Houston, Texas 77019

Nolan Lehmann	2929 Allen Parkway, Ste. 2500 Houston, Texas 77019

Tom S. Tucker	2929 Allen Parkway, Ste. 2500 Houston, Texas 77019

Sixth: The number of directors of the corporation shall be as fixed from time to time by, or in the manner provided in, the by-laws of the Corporation and shall not be less than three nor more than fifteen. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

Seventh: The Corporation’s existence shall expire on December 31, 2002; provided, however, that pursuant to the provisions of Section 312 of The General Corporation Law of the State of Delaware, the Corporation may at any time before December 31, 2002, file a certificate to extend or renew this Certificate of Incorporation for a perpetual duration; provided further, however, that the Corporation will not file such a certificate unless the holders of a majority of the shares of the Corporation then entitled to vote shall authorize the extension or renewal of the Certificate of Incorporation and the filing of such certificate.

Eighth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

A. To adopt, amend or repeal the by-laws of the Corporation.

B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

C. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

D. By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

E. Subject to Article Tenth, when and as authorized by the affirmative vote of the holders of a majority of the Common Stock issued and outstanding given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the Common Stock issued and outstanding, to sell, lease or exchange all or substantially all the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

F. In furtherance and not in limitation of the powers conferred by statute and pursuant to this Certificate of Incorporation, the Board of Directors is expressly authorized to do the following:

(i) subject to Article Tenth, to issue and sell, from time to time, shares of any class of the Corporation’s stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine;

(ii) from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interests of the Corporation;

(iii) to distribute in its discretion for any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts of the assets of the Corporation sufficient to enable the Corporation as a regulated investment company to avoid any liability for Federal income tax in respect of such year;

(iv) from time to time to determine the net asset value per share of the Corporation’s stock or to establish methods to be used by the Corporation’s officers, employees or agents for determining the net asset value per share of the Corporation’s stock;

(v) to authorize, subject to such conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of one or more agreements with any person(s) (as defined in the 1940 Act), whereby such person(s) shall render or make available to the Corporation, administrative, custodial and related services, office space and other services and facilities, for such fees and upon such other terms and conditions as may be provided in such agreement(s); and

(vi) from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

G. Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management, investment advisory, administration, distribution or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contract or arrangement with any other person, firm or corporation which relates to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract or transaction or business, and no such contract shall be invalidated or voidable or in any way affected thereby nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein; provided that such relationship to such person, firm or corporation or said subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation’s entering into such contract or engaging in such transaction or business and in the case of directors of the Corporation that any requirements of the Delaware General Corporation Law have been satisfied; and provided further that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his office. Any member of the Board of Directors of the Corporation who is also a director, officer or employee of any other person, firm or corporation or its subsidiary or other affiliate or who has a material financial interest in a contract or transaction may be counted in determining the existence of a quorum at any meeting of the Board of Directors which authorizes such contract or transaction, with like force as if he did not hold such position or financial interest, and shall not be disqualified from voting on or acting on behalf of the Corporation in such matters.

H. The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with the Certificate of Incorporation of the Corporation and in the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (i) the amount of net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends; (ii) the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); (iv) the market value, or any sale; bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; (v) the fair value, or the method of determining the fair value, of any asset of the Corporation; (vi) the number of shares issued or issuable; (vii) any matter relating to the issue, acquisition, holding or disposition of securities and other assets of or by the Corporation; and (viii) any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities. Certain of these decisions may be made by, or require the concurrence of, a majority of the Corporation’s directors who are not interested persons, as defined in the 1940 Act.

Ninth: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

Tenth: A. Notwithstanding any other provisions of this Certificate of Incorporation, a favorable vote of the holders of at least a majority of the shares of the Corporation then entitled to be voted on the matter shall be required to approve, adopt or authorize:

(i) (A) a merger, consolidation or statutory share exchange of the Corporation with or into any other corporation, (B) the sale, lease or exchange of all or any substantial part of the assets of the Corporation (other than in the regular course of its investment activities) to any corporation, person or other entity and (C) the liquidation, dissolution or winding up of the Corporation; and

(ii) the conversion of the Corporation into an open-end management investment company or any change in the nature of the business of the Corporation so that the Corporation ceases to be a business development company under the 1940 Act and any amendment to this Certificate of Incorporation to effect any such conversion or change.

B. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that the Corporation shall not amend Article Eleventh to be effective on a date other than a date on which directors are to be elected. The provisions of clause (1) of Article Third may be amended, altered or repealed only upon the vote of the holders of a majority of the outstanding voting securities of the Corporation, as defined in the 1940 Act. The provisions of paragraph E. of Article Eighth and Article Tenth may be amended, altered or repealed only upon the vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation.

Eleventh: A. Subject to any limitation imposed pursuant to the 1940 Act, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that (i) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for bad faith, negligence, willful misconduct or breach of fiduciary duty in the performance of his duty to the Corporation unless and only to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper, and (ii) no such person shall be entitled to indemnification in connection with any lawsuit in which the violation of any federal or state securities laws is alleged unless (a) if such person is successful in defending against such lawsuit, a court approves indemnification for the costs of such defense or (b) if the lawsuit is settled, a court approves the settlement and finds that indemnification for the settlement costs and expenses related to the lawsuit should be made. The satisfaction of any indemnification hereunder shall be limited to Corporation assets. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B. Subject to any limitation imposed by the 1940 Act, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for bad faith, negligence, willful misconduct or breach of fiduciary duty in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A and B, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

D. Any indemnification under subsection A and B (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent, is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

E. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in Section 145 of The General Corporation Law of Delaware provided that at least one of the following conditions precedent has occurred in the specific case: (1) the officer or director has provided security for his undertaking; (2) the Corporation is insured against losses arising by reason of any lawful advances; or (3) a majority of a quorum of the disinterested non-party directors of the Corporation or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts, that there is reason to believe that such officer or director ultimately will be found entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

F. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation shall be permitted to enter into contracts directly with its officers and directors providing the maximum indemnity and relief from liability permitted under Delaware law.

G. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article; provided, however, that the Corporation may not purchase and maintain insurance that will protect or purport to protect any person against any liability for willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

H. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

I. No provision of this Certificate of Incorporation shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his office.

Twelfth: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of The General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director derived an improper personal benefit. Neither this Certificate of Incorporation nor repeal of this Article Twelfth, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Twelfth, shall eliminate or reduce the effect of this Article Twelfth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Twelfth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to this Restated Certificate of Incorporation in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

THIRD: That this Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions in Section 245, 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Equus II Incorporated has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary, this 26th day of February, 1992.

EQUUS II INCORPORATED

By:	/s/ Nolan Lehmann
Nolan Lehmann, President

ATTEST:

By:	/s/ Tom S. Tucker
Tom S. Tucker, Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF EQUUS II INCORPORATED

Equus II Incorporated, a Delaware corporation, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation:

RESOLVED, that Article Seventh of the Restated Certificate of Incorporation of the Corporation be amended in its entirety so that, as amended, Article Seventh shall be and read as follows:

“Seventh: The Corporation’s existence shall be perpetual.”

SECOND: That at the Annual Meeting of Stockholders of the Corporation, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the holders of a majority of the outstanding stock of the Corporation entitled to vote on said amendment voted in favor of said amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Equus II Incorporated has caused this Certificate of Amendment to be signed by its President and attested by its Secretary, this 27th day of May, 1994.

EQUUS II INCORPORATED

By:	/s/ Nolan Lehmann
Nolan Lehmann, President

ATTEST:

By:	/s/ Tom S. Tucker
Tom S. Tucker, Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

Equus II Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: That by a unanimous written consent of the Board of Directors of the Corporation and by approval of a majority of the outstanding shares of the Corporation at a special meeting of stockholders duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the amendment to the Corporation’s Restated Certificate of Incorporation set forth below was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: The Corporation’s Restated Certificate of Incorporation is amended by changing the name of the Corporation from “Equus II Incorporated” to “Equus Total Return, Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Anthony R. Moore, its President and Chief Executive Officer, this 14th day of August 2006.

/s/ Anthony R. Moore
Anthony R. Moore President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

EQUUS TOTAL RETURN, INC.

****************

EQUUS TOTAL RETURN, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That by approval of the Board of Directors of the Corporation in the manner prescribed by Section 141 of the General Corporation Law of the State of Delaware, and by approval of a majority of the outstanding shares of the Corporation at an annual meeting of stockholders duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the amendment to the Corporation’s Restated Certificate of Incorporation set forth below was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: The Corporation’s Restated Certificate of Incorporation is amended by replacing the second and third sentences in Article Fourth which read, “The total number of shares which this Corporation shall have authority to issue is 15,000,000. The number of shares of Common Stock authorized to be issued shall be 10,000,000 having a par value of $0.001 per share.”, with the following:

“The total number of shares (Common and Preferred Stock) which this Corporation is authorized to issue is 30,000,000. The number of shares of Common Stock authorized to be issued shall be 25,000,000 having a par value of $0.001 per share.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Sam P. Douglass, its Co-Chairman, this 28 day of November, 2006.

EQUUS TOTAL RETURN, INC.

By:	/s/ Sam P. Douglass
Sam P. Douglass
Co-Chairman

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

EQUUS TOTAL RETURN, INC.

****************

EQUUS TOTAL RETURN, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That by approval of the Board of Directors of the Corporation in the manner prescribed by Section 141 of the General Corporation Law of the State of Delaware, and by approval of a majority of the outstanding shares of the Corporation at a special meeting of stockholders duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the amendment to the Corporation’s Restated Certificate of Incorporation set forth below was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: The Corporation’s Restated Certificate of Incorporation is amended by replacing the second, third and fourth sentences in Article Fourth which read, “The total number of shares (Common and Preferred Stock) which this Corporation is authorized to issue is 30,000,000. The number of shares of Common Stock authorized to be issued shall be 25,000,000 having a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued shall be 5,000,000 having a par value of $.001 per share.”, with the following:

“The total number of shares (Common and Preferred Stock) which this Corporation is authorized to issue is 55,000,000. The number of shares of Common Stock authorized to be issued shall be 50,000,000 having a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued shall be 5,000,000 having a par value of $0.001 per share.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Sam P. Douglass, its Co-Chairman, this 29th day of March, 2007.

EQUUS TOTAL RETURN, INC.

By:	/s/ Sam P. Douglass
Sam P. Douglass
Co-Chairman